UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

SPINDLE, INC.

(Exact name of Registrant as specified in charter)

Nevada	333-145088	20-8241820
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (480) 335-7351

Coyote Hills Golf, Inc.
711 N. 81st Place
Mesa, Arizona 85207
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 2, 2011, the Registrant entered into and closed an Asset Purchase Agreement (“Agreement”) by and between the Registrant, Spindle Mobile, Inc., a Delaware corporation (“SMI”), and Mr. Mitch Powers, Ms. Stephanie Erickson and Mr. Kamiar Khatami, all three of whom collectively own a majority of the Registrant’s issued and outstanding common stock.  In accordance with the Agreement, the Registrant acquired various physical assets and intellectual property from SMI (“Assets”).  In exchange for the assignment of the Assets, the Registrant agreed to the following:

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The assumption of liabilities of SMI associated with the case United States District Court for the District of Arizona; Case #01-CV-441; Net MoneyIN, Inc. v Eprocessing Network;

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The issuance of 13,220,000 shares of the Registrant’s unregistered common stock;

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The cancellation by Ms. Erickson of 20,000,000 shares of the Registrant’s common stock owned by her;

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The cancellation by Mr. Powers of 20,000,000 shares of the Registrant’s common stock owned by him; and

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The cancellation by Mr. Khatami of 1,200,000 shares of the Registrant’s common stock owned by him.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As disclosed in Item 1.01, above, on December 2, 2011, the Registrant entered into an Asset Purchase Agreement with Spindle Mobile, Inc.

FORM 10 DISCLOSURE

DESCRIPTION OF BUSINESS

Business Development and Summary

Coyote Hills Golf, Inc. was incorporated in the State of Nevada on January 8, 2007.  We were previously an online retailer of golf-related apparel, equipment and supplies.

Spindle Software, Inc. was formed on January 14, 2011 in the State of Delaware.  On April 19, 2011, Spindle Software, Inc. changed its name to Spindle Mobile, Inc.

As discussed in this Current Report on Form 8-K, the Registrant entered into and closed an Asset Purchase Agreement on December 2, 2011, by and between Coyote Hills Golf, Inc. (“CYHF”), Spindle Mobile, Inc., a Delaware corporation (“SMI”), and Mr. Mitch Powers, Ms. Stephanie Erickson and Mr. Kamiar Khatami, all three of whom collectively own a majority of the Registrant’s issued and outstanding common stock.  In accordance with the Agreement, the Registrant acquired various physical assets and intellectual property from SMI (“Assets”).  As a result of the transaction, SMI acquired approximately 80% of the issued and outstanding common stock of CYHF.

Our administrative office is located at 6821 E. Thomas Road, Scottsdale, AZ 85251.

Our fiscal year end is December 31.

Business of Spindle Mobile, Inc.

Principal Products and Principal Markets

We are a commerce-centric company with four primary customers: individuals, consumers (buyers), merchants (sellers, retail, brands, and destinations) and institutions. The Company generates revenue through patented conversion and networked payment processes under the Spindle Mobile product line and licensing of its Intellectual Property. The Company’s products allow the secure movement of funds between parties as well as provide brands, merchants, and institutions with the conversion tools necessary to deliver a seamless frictionless finance ecosystem.

For individual users, the Spindle Mobile product is intended to be a networked service that allows users to perform commerce as well as send and receive funds with the confidence that the system is simple and secure. The Spindle Mobile payment platform allows users to register and attain an account that is accessible via the internet or mobile device to facilitate commerce and manage the exchange of funds between other participating users.

The Spindle Mobile ecosystem consists of not only individuals moving funds, but also professional and business entities who seek more ways to interact with consumers and, chosen singly or in concert with one another, facilitate commerce. For its enterprise clients, Spindle Mobile provides P2P, P2B, B2B, B2P, and Mobile Check Deposit. With Spindle’s fleet of conversion and payment solutions participants are afforded a simpler, more elegant, and secure way to handle business that won't become obsolete with ever changing terrestrial, online, or mobile environments.

The Spindle, Inc. suite of products, chosen singly or in concert with one another, offer a better way to extend the life of terrestrial, internet, mobile, and other networked marketing and advertising campaigns. Spindle, Inc. products, such as Spindle Mobile, are device and hardware agnostic, focusing instead on enterprise, banking, and brand-centric solutions that streamline the transactional process in a highly secure space. That's a basic tenet behind our frictionless finance concept pioneered by Spindle and an idea made whole through our commitment to providing easy-to-use yet enterprise class solutions for any size company where conversion and transaction is lifeblood.

Distribution Methods of the Products and Services

The Company continues to define the distribution models related to its products and services. We have been in contract negotiations with retailers, merchants, and institutions on various deployment strategies for our products, under the Spindle Mobile suite of technologies, and will continue to pursue the most efficient and cost effective method of deployment based on our limited capital and resource structure.

Industry Background and Competition

We compete against all forms of payment, including paper-based transactions (principally cash and checks); card-based payment systems, including credit, charge, debit, prepaid, private-label and other types of general purpose and limited use cards; and electronic transactions such as wire transfers and Automated Clearing House payments. As a result of a global trend, electronic forms of payment such as payment cards are increasingly displacing paper forms of payment, and card brands such as MasterCard, Visa, American Express and Discover are benefiting from this displacement. However, cash and checks still capture the largest overall percentage of worldwide payment volume.

Payment Card, Processing and Alternative Competitors.

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General Purpose Payment Card Industry.  Within the general purpose payment card industry, we face substantial and increasingly intense competition worldwide from systems such as Visa, MasterCard, American Express, Discover and Square, among others.

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End-to-End Payment Networks.  Our competitors include operators of proprietary end-to-end payment networks that have direct acquiring relationships with merchants and direct issuing relationships with cardholders, such as American Express and Discover. These competitors have certain advantages that we do not enjoy. Among other things, these competitors do not require formal interchange fees to balance payment system costs among issuers and acquirers, because they typically have direct relationships with both merchants and cardholders. Interchange fees, which are a characteristic of four-party payments systems such as ours, are subject to increased regulatory and legislative scrutiny worldwide. To date, operators of end-to-end payment networks have generally avoided the same regulatory and legislative scrutiny and litigation challenges we face because they do not utilize formal interchange fees. Accordingly, these operators may enjoy a competitive advantage over four-party payments systems.

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Competition for Customer Business.  We compete intensely with other card networks, principally MasterCard and Visa, for the loyalty of customers. Globally, financial institutions typically issue both MasterCard and Visa-branded payment cards, and we compete with Visa for business on the basis of individual card portfolios or programs. Some of our customers also do business with American Express or Discover in the United States, and a number of our large customers now issue American Express and/or Discover-branded cards. We also compete for new business partners with whom we seek to work, such as merchants, government agencies and telecommunication companies. Our ability to compete in the global payments industry for customer business can be affected by the outcome of litigation, regulatory proceedings and legislative activity. For example, in July 2010, the United States enacted into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Wall Street Reform and Consumer Protection Act”), which requires the Board of Governors of the United States Federal Reserve System to issue regulations prohibiting arrangements under which a debit card can be processed only by one network (or only by a group of affiliated networks). The Wall Street Reform and Consumer Protection Act also prohibits any restrictions on a merchant’s ability to route a transaction over any one of the networks that could process the transaction. These events have resulted in challenges, as well as potential opportunities to compete for business in this area.

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Transaction Processors.  We face competition from transaction processors throughout the world, such as First Data Corporation and Total System Services, Inc., some of which are seeking to enhance their networks that link issuers directly with point-of-sale devices for payment card transaction authorization and processing services. Certain of these transaction processors could potentially displace MasterCard as the provider of these payment processing services.

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Alternative Payment Systems.  We also compete against relatively new entrants and alternative payment providers, such as PayPal® (a business segment of eBay), which have developed payment systems in e-Commerce and across mobile devices. While PayPal is an established and important player in Internet payments, this is an increasingly competitive area, as evidenced by the proliferation of new online competitors. Among other services, these competitors provide Internet payment services that can be used to buy and sell goods online, and services that support payments to and from deposit accounts or proprietary accounts for Internet, mobile commerce and other applications. A number of these new entrants rely principally on the Internet and potential wireless communication networks to support their services, and may enjoy lower costs than we do. The payment card industry is also facing changes in services and technology related to mobile payments and emerging competition from mobile operators and handset manufacturers. Micro-payments on social networks such as Facebook® are relatively small today but have the potential to grow rapidly, representing the potential for competition from a new payment form.

We are a small company competing against a number of large, established competitors.  As such, our competitive position is unfavorable in the general marketplace.  Unless we implement our planned operations and begin to generate revenues, we will not be able to maintain our operations.  Significantly, all of our current and potential traditional competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do.

Our competitors may be able to secure relationships with vendors and customers on more favorable terms, process transactions more efficiently and adopt more aggressive pricing policies than we can.  Many of these current and potential competitors can devote substantially more resources to systems development and marketing than we can.  In addition, larger, more well-established and financed entities may acquire, invest in or form joint ventures with competitors.

Government Regulation

See Risk Factors.

Number of total employees and number of full time employees

As of December 2, 2011, we employed 5 persons.  We consider our relationship with employees to be good.

Reports to Security Holders

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We will furnish shareholders with annual financial reports certified by our independent registered public accountants.

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We are a reporting issuer with the Securities and Exchange Commission.  We file periodic reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

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The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

RISK FACTORS

If we are unable to obtain additional capital, we may be unable to proceed with our long-term business plan, and we may be forced to curtail or cease our operations.

We will require additional working capital to support our long-term business plan, which includes identifying suitable targets for horizontal or vertical mergers or acquisitions, so as to enhance the overall productivity and benefit from economies of scale. We expect to pursue acquisitions of, or investments in, businesses and assets in new markets, either within or outside the telecom security industry, that complement or expand our existing business. Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term business plan, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all. In addition, a lack of additional financing could force us to substantially curtail or cease operations.

Pressures from competitors with more resources may limit our market share, profitability, and growth.

We face aggressive competition from numerous and varied competitors in all of our markets, making it difficult to maintain market share, remain profitable, and grow. Even if we are able to maintain or increase our market share for a particular product, revenue or profitability could decline due to pricing pressures, increased competition from other types of products, or because the product is in a maturing industry.

Our competitors may be able to more quickly develop or adapt to new or emerging technologies, better respond to changes in customer requirements or preferences, or devote greater resources to the development, promotion, and sale of their products. Some of our competitors have, in relation to us, longer operating histories, larger customer bases, longer standing relationships with customers, greater name recognition, and significantly greater financial, technical, marketing, customer service, public relations, distribution, or other resources. Some of our competitors are also significantly larger than us and some of these companies have increased their presence in our markets in recent years through internal development, partnerships, and acquisitions. There has also been significant consolidation among our competitors, which has improved the competitive position of several of these companies and enabled new competitors to emerge in all of our markets. In addition, we may face competition from solutions developed internally by our customers. To the extent we cannot compete effectively, our market share and, therefore, results of operations, could be materially adversely affected.

Because price and related terms are key considerations for many of our customers, we may have to accept less-favorable payment terms, lower the prices of our products and services, and/or reduce our cost structure, including reducing headcount or investment in research and development, in order to remain competitive. Certain of our competitors have become increasingly aggressive in their pricing strategy, particularly in markets where they are trying to establish a foothold. If we are forced to take these kinds of actions to maintain market share, our revenue and profitability may suffer or we may adversely impact our longer-term ability to execute or compete.

The Wall Street Reform and Consumer Protection Act may have a material adverse impact on our revenue, our prospects for future growth and our overall business, financial condition and results of operations.

The Wall Street Reform and Consumer Protection Act recently enacted in the United States establishes regulation and oversight by the U.S. Federal Reserve Board of debit interchange rates and certain other network industry practices. Among other things, it requires debit and prepaid “interchange transaction fees” (referred to in the Wall Street Reform and Consumer Protection Act as fees established, charged or received by a payment card network for the purpose of compensating an issuer for its involvement in an electronic debit transaction) to be “reasonable and proportional to the cost incurred by the issuer with respect to the transaction.” Proposed regulations by the Federal Reserve provide two alternative proposals for determining whether a debit interchange fee complies with the “reasonable and proportional” standard. One alternative would impose a range for a per-transaction interchange fee and the other would impose a simple cap. In each case, the Federal Reserve’s proposed debit interchange limits are significantly below the interchange fees card issuers currently receive. Provided certain conditions are met, the proposed regulations exempt from the proposed interchange fee restrictions the following: (1) issuers with assets of less than $10 billion; (2) debit cards issued pursuant to a government-administered program; and (3) general use prepaid cards not marketed or labeled as gift cards. Also, while the proposed regulations do not directly regulate network fees, they make clear that network fees cannot be used to circumvent the debit interchange fee restrictions. See “Risk Factors - Legal and Regulatory Risks - Interchange fees and related practices have been receiving significant and increasingly intense legal, regulatory and legislative scrutiny worldwide, and the resulting decisions, regulations and legislation may have a material adverse impact on our revenue, our prospects for future growth and our overall business, financial condition and results of operations” in this Part I, Item 1A.

Additionally, the Wall Street Reform and Consumer Protection Act provides that neither an issuer nor a payment card network may establish exclusive debit network arrangements or inhibit the ability of a merchant to choose among different networks for routing debit transactions. Under alternative rules proposed by the Federal Reserve, either (1) a debit card would meet the requirements of the Wall Street Reform and Consumer Protection Act as long as it could be used in at least two unaffiliated networks, or (2) each debit card would be required to function in at least two unaffiliated networks for each method of authorization that the cardholder could use for transactions (i.e., two signature and/or two PIN networks).

The Wall Street Reform and Consumer Protection Act also created two new independent regulatory bodies in the Financial Reserve System. The Bureau will have significant authority to regulate consumer financial products, including consumer credit, deposit, payment, and similar products, although it is not clear whether and/or to what extent the Bureau will be authorized to regulate broader aspects of payment card network operations. The Council is tasked, among other responsibilities, with identifying “systemically important” payment, clearing and settlement systems that will be subject to new regulation, supervision and examination requirements, although it is not clear whether MasterCard would be deemed “systemically important” under the applicable statutory standard. If MasterCard were deemed “systemically important,” it could be subject to new risk management regulations relating to its payment, clearing, and settlement activities. New regulations could address areas such as risk management policies and procedures; collateral requirements; participant default policies and procedures; the ability to complete timely clearing and settlement of financial transactions; and capital and financial resource requirements. Also, a “systemically important” payment system could be required to obtain prior approval from the U.S. Board of Governors of the Federal Reserve System or another federal agency for changes to its system rules, procedures or operations that could materially affect the level of risk presented by that payment system. These developments or actions could increase the cost of operating our business and may make payment card transactions less attractive to card issuers, as well as consumers. This could result in a reduction in our payments volume and revenues.

If issuers, acquirers and/or merchants modify their business operations or otherwise take actions in response to this legislation which have the result of reducing the number of debit transactions we process or the network fees we collect, the Wall Street Reform and Consumer Protection Act could have a material adverse impact on our revenue, our prospects for future growth and our overall business, financial condition and results of operations. Failure by our customers or by us to adjust our strategies successfully to compete in the new environment would increase this impact.

New regulations in one jurisdiction or of one product may lead to new regulations in other jurisdictions or of other products.

Regulators around the world increasingly look at each other’s approaches to the regulation of the payments and other industries. Consequently, a development in any one country, state or region may influence regulatory approaches in other countries, states or regions. This includes the interpretation of the recent Wall Street Reform and Consumer Protection Act and other regulatory and legislative activity relating to interchange. Similarly, new laws and regulations in a country, state or region involving one product may cause lawmakers there to extend the regulations to another product. For example, regulations like those affecting debit payments could lead to regulations affecting credit and general use prepaid cards.

As a result, the risks created by any one new law or regulation are magnified by the potential they have to be replicated, affecting our business in another place or involving another product. These include matters like interchange rates, network standards and network exclusivity and routing agreements. Conversely, if widely varying regulations come into existence worldwide, we may have difficulty adjusting our products, services, fees and other important aspects of our business, with the same effect. Either of these eventualities could materially and adversely affect our business, financial condition and results of operations.

Government actions may prevent us from competing effectively against providers of domestic payments services in certain countries, which could adversely affect our ability to maintain or increase our revenues.

Governments in certain countries, such as Russia, Ukraine and India, have acted, or could act, to provide resources or protection to selected national payment card and processing providers. These governments may take this action to support these providers. They may also take this action to displace us from, prevent us from entering into, or substantially restrict us from participating in, particular geographies. As an example, governments in certain countries are considering, or may consider, regulatory requirements that mandate processing of domestic payments either entirely in that country or by only domestic companies. Such a development would prevent us from utilizing our global processing capabilities for customers. Our efforts to effect change in these countries may not succeed. This could adversely affect our ability to maintain or increase our revenues and extend our global brand.

The payments industry is the subject of increasing global regulatory focus, which may result in the imposition of costly new compliance burdens on us and our customers and may lead to increased costs and decreased transaction volumes and revenues.

We are subject to regulations that affect the payment industry in the many countries in which our cards are used. In particular, many of our customers are subject to regulations applicable to banks and other financial institutions in the United States and abroad, and, consequently, MasterCard is at times affected by such regulations. Regulation of the payments industry, including regulations applicable to us and our customers, has increased significantly in the last several years. See “Business - Government Regulation” in Part I, Item 1 for a detailed description of such regulation and related legislation. In addition to the Wall Street Reform and Consumer Protection Act, examples include:

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Anti-money laundering regulation, such as Section 352(a) of the USA PATRIOT Act in the United States and an anti-money laundering law enacted in India (which imposes requirements on payment systems, such as MasterCard’s, and their customers).

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Payment systems regulation, such as the Indian Payments and Settlement Systems Act 2007, under which payment system operators, such as MasterCard, operate under the authority and broad oversight of the Reserve Bank of India. Increased regulatory focus in this area could result in additional obligations or restrictions with respect to the types of products that we may offer to consumers, the countries in which our cards may be used and the types of cardholders and merchants who can obtain or accept our cards.

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Regulations imposed by OFAC, which impose restrictions on financial transactions with certain countries and with persons and entities included on the SDN List. It is possible that transactions involving persons or entities on the SDN List may be processed through our payment system, and that our reputation may suffer due to some of our financial institutions’ association with these countries or the existence of any such transactions, which in turn could have a material adverse effect on the value of our stock.

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Legislation, such as that enacted by certain U.S. states, regarding investments by pension funds and other retirement systems in companies that have business activities or contacts with countries that have been identified as terrorist-sponsoring states. As a result of such legislation, pension funds and other retirement systems may be subject to reporting requirements with respect to investments in companies such as ours or may be subject to limits or prohibitions with respect to those investments that may materially and adversely affect our stock price.

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Issuer practices legislation and regulation, including the Credit CARD Act (which is being implemented through regulations issued by the Board of Governors of the United States Federal Reserve System), which are having a significant impact on the disclosures made by our customers and on our customers’ account terms and business practices by, among other things, making it more difficult for credit card issuers to price credit cards for future credit risk and significantly affecting the pricing, credit allocation, and business models of most major credit card issuers. Additional regulations include regulations by the Board of Governors regulating overdraft fees imposed in connection with ATM and debit card transactions.

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Regulation of Internet transactions, including legislation enacted by the U.S. Congress (and applicable to payment system participants, including MasterCard and our customers in the United States) requiring the coding and blocking of payments for certain types of Internet gambling transactions, as well as various additional legislative and regulatory activities with respect to Internet transactions which are being considered in the United States.

Increased regulatory focus on us, such as in connection with the matters discussed above, may result in costly compliance burdens and/or may otherwise increase our costs, which could materially and adversely impact our financial performance. Similarly, increased regulatory focus on our customers may cause such customers to reduce the volume of transactions processed through our systems, which could reduce our revenues materially and adversely impact our financial performance. Finally, failure to comply with the laws and regulations discussed above to which we are subject could result in fines, sanctions or other penalties, which could materially and adversely affect our results of operations and overall business, as well as have an impact on our reputation.

Regulation in the areas of consumer privacy, data use and/or security could decrease the number of payment cards issued and could increase our costs.

We and our customers are also subject to regulations related to privacy and data protection and information security in the jurisdictions in which we do business, and we and our customers could be negatively impacted by these regulations. Recently, these topics have received heightened legislative and regulatory focus in the United States (at both the federal and state level), in Europe and in other jurisdictions around the world. Regulation of privacy and data protection and information security in these and other jurisdictions may increase the costs of our customers to issue payment cards, which may, in turn, decrease the number of our cards that they issue. Any additional regulations in these areas may also increase our costs to comply with such regulations, which could materially and adversely affect our profitability. Finally, failure to comply with the privacy and data protection and security laws and regulations to which we are subject could result in fines, sanctions or other penalties, which could materially and adversely affect our results of operations and overall business, as well as have an impact on our reputation.

Merchants are increasingly focused on the costs of accepting card-based forms of payment, which may lead to additional litigation and regulatory proceedings and may increase the costs of our incentive programs, which could materially and adversely affect our profitability.

We rely on merchants and their relationships with our customers to expand the acceptance of our cards. Consolidation in the retail industry is producing a set of larger merchants with increasingly global scope. We believe that these merchants are having a significant impact on all participants in the global payments industry, including MasterCard. Some large merchants are supporting many of the legal, regulatory and legislative challenges to interchange fees that MasterCard is now defending, since interchange fees represent a significant component of the costs that merchants pay to accept payment cards.

Merchants are also able to negotiate incentives from us and pricing concessions from our customers as a condition to accepting our payment cards. As merchants consolidate and become even larger, we may have to increase the amount of incentives that we provide to certain merchants, which could materially and adversely affect our revenues and profitability. Competitive and regulatory pressures on pricing could make it difficult to offset the costs of these incentives.

Our business may be materially and adversely affected by the marketplace’s perception of our brands and reputation.

Our brands and their attributes are key assets of our business. The ability to attract and retain cardholders to our branded products depends highly upon the external perception of our company and industry. Our business may be affected by actions taken by our customers that impact the perception of our brands. From time to time, our customers may take actions that we do not believe to be in the best interests of our brands, such as creditor practices that may be viewed as “predatory.” Moreover, adverse developments with respect to our industry or the industries of our customers may also, by association, impair our reputation, or result in greater regulatory or legislative scrutiny. Social media channels can also cause rapid, widespread reputational harm to our brands. Such perception and damage to our reputation could have a material and adverse effect to our business.

General economic and global political conditions may adversely affect trends in consumer spending, which may materially and adversely impact our revenue and profitability.

The global payments industry depends heavily upon the overall level of consumer, business and government spending. General economic conditions (such as unemployment, housing and changes in interest rates) and other political conditions (such as devaluation of currencies and government restrictions on consumer spending) in key countries in which we operate may adversely affect our financial performance by reducing the number or average purchase amount of transactions involving payment cards carrying our brands. Also, as we are principally based in the United States, a negative perception of the United States could impact the perception of our company, which could adversely affect our business prospects and growth.

If our transaction processing systems are disrupted or we are unable to process transactions efficiently or at all, our revenue or profitability would be materially reduced.

Our transaction processing systems may experience service interruptions as a result of process or other technology malfunction, fire, natural or man-made disasters, power loss, disruptions in long distance or local telecommunications access, fraud, terrorism, accident or other catastrophic events. A disaster or other problem at our primary and/or back-up facilities or our other owned or leased facilities could interrupt our services. Our visibility in the global payments industry may also attract terrorists, activists or hackers to attack our facilities or systems, leading to service interruptions, increased costs or data security compromises. Additionally, we rely on third-party service providers for the timely transmission of information across our global data transportation network. Inadequate infrastructure in lesser developed markets could also result in service disruptions, which could impact our ability to do business in those markets. If one of our service providers fails to provide the communications capacity or services we require, as a result of natural disaster, operational disruption, terrorism or any other reason, the failure could interrupt our services, adversely affect the perception of our brands’ reliability and materially reduce our revenue or profitability.

Account data breaches involving card data stored by us or third parties could adversely affect our reputation and revenue.

We, our customers, merchants, and other third parties store cardholder account and other information in connection with payment cards bearing our brands. In addition, our customers may sponsor third-party processors to process transactions generated by cards carrying our brands and merchants may use third parties to provide services related to card use. A breach of the systems on which sensitive cardholder data and account information are stored could lead to fraudulent activity involving cards carrying our brands, damage the reputation of our brands and lead to claims against us. In recent years, there have been several high-profile account data compromise events involving merchants and third party payment processors that process, store or transmit payment card data, which affected millions of MasterCard, Visa, Discover and American Express cardholders. As a result of such data security breaches, we may be subject to lawsuits involving payment cards carrying our brands. While most of these lawsuits do not involve direct claims against us, in certain circumstances, we could be exposed to damage claims, which, if upheld, could materially and adversely affect our profitability. Any damage to our reputation or that of our brands resulting from an account data breach could decrease the use and acceptance of our cards, which in turn could have a material adverse impact on our transaction volumes, revenue and prospects for future growth, or increase our costs by leading to additional regulatory burdens being imposed upon us.

If we are not able to keep pace with the rapid technological developments in our industry to provide customers, merchants and cardholders with new and innovative payment programs and services, the use of our cards could decline, which could reduce our revenue and income or limit our future growth.

The payment card industry is subject to rapid and significant technological changes, including continuing developments of technologies in the areas of smart cards, radio frequency and proximity payment devices (such as contactless cards), electronic commerce and mobile commerce, among others. We cannot predict the effect of technological changes on our business. We rely in part on third parties, including some of our competitors and potential competitors, for the development of and access to new technologies. We expect that new services and technologies applicable to the payments industry will continue to emerge, and these new services and technologies may be superior to, or render obsolete, the technologies we currently use in our card programs and services. In addition, our ability to adopt new services and technologies that we develop may be inhibited by a need for industry-wide standards, by resistance from customers or merchants to such changes by the complexity of our systems or by intellectual property rights of third parties. We have received, and we may in the future receive, notices or inquiries from other companies suggesting that we may be infringing a pre-existing patent or that we need to license use of their patents to avoid infringement. Such notices may, among other things, threaten litigation against us. Our future success will depend, in part, on our ability to develop or adapt to technological changes and evolving industry standards.

PROPERTIES

We use office space at 6821 E. Thomas Road, Scottsdale, AZ 85251.  We lease approximately 1735 square feet of office space from Air Commercial Real Estate at a rate of $2,165 per month for a lease term of 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use. Our lease agreement ends on February 29, 2012.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

No Director, officer, significant employee, or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No Director, officer, significant employee, or consultant has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activity.

No Director, officer, significant employee, or consultant has been convicted of violating a federal or state securities or commodities law.

We are not a party to any pending legal proceedings.

No director, officer, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 2, 2011, after the consummation of the Asset Purchase Agreement between SMI and CYHF, with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class

Common	Mitch Powers, President, Secretary, Treasurer and Director	0	0%

	John Devlin, Director	0	0%

	Glen Bancroft, Director	0	0%

	David Ide, Director (3)	13,220,000	80.5%

	All Directors and Officers as a group (2 persons)	13,220,000	80.5%

Common	Spindle Mobile, Inc. (3)	13,220,000	80.5%

Notes:

•

The address for the Officers and Directors of the Company is c/o Spindle, Inc., 6821 E. Thomas Road, Scottsdale, AZ 85251.

•

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

•

Voting and investment authority with regard to the shares held by Spindle Mobile, Inc. is held by David Ide, the Chief Executive Officer of Spindle Mobile, Inc.  The mailing address of Spindle Mobile, Inc. is 6821 E. Thomas Road, Scottsdale, AZ 85251.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Directors are elected by the stockholders to a term of one (1) year and serve until their successors are elected and qualified.  The officers are appointed by the Board of Directors to a term of one (1) year and serves until his/her successor is duly elected and qualified, or until he/she is removed from office. The Board of Directors has auditing and compensation committees.

The names and ages of our directors and executive officers and their positions are as follows:

Name	Age	Position

Mitch Powers	43	President, Secretary, Treasurer and Director

John Devlin	66	Director

Glen Bancroft	56	Director

David Ide	37	Director

Mitch Powers, President, Chief Executive Officer and Director:  Mr. Powers graduated from New Mexico Sate University in 1990 with a Bachelor’s Degree in Business Administration.  Upon graduation, he has been the resident golf professional at Red Mountain Ranch Country Club through present.

John Devlin has served as a Director and Audit Committee Chairman of Augme Technologies, Inc. (NASDAQ: AUGT.OB), a mobile technology company, since 2009. Mr. Devlin has been in the investment and asset management business for over 23 years.  Formerly, from 2003 to 2008, Mr. Devlin was the Vice Chairman of McKim & Company LLC, a venture capital source firm for start-up companies in the $1mm to $20mm bracket, where he was responsible for providing strategic planning and direction. This included sourcing new ideas, due diligence, corporate governance, business plan review, discussions and discernment with company managements and assistance in subsequent financings.  From 1986 to 2003, he was with J.P. Morgan Investment Management, where he started as a Fixed Income Trader, was later selected for a Special Overseas Assignment and later became a Senior Relationship Manager. Mr. Devlin was also the Committee Chairman for client portfolio guidelines, compliance and performance review for J.P. Morgan accounts with an asset size over $200 billion.  Before retiring from J.P. Morgan Investment Management, he held various positions with U.S. Steel Corporation and the Carnegie Pension Fund between 1974-1986, where he was responsible for directing investment activity of the U.S. Steel & Carnegie Pension Funds with an asset size of over $7 billion, providing pension asset and liability advice as well as tactical and strategic portfolio management for institutional relationships with over $44 billion in assets.  Mr. Devlin received an MBA from Pace University and completed his undergraduate degree in Finance at Georgetown University.

Mr. Devlin serves as an Independent Director and Chairman of the Audit Committee.

Glenn Bancroft is the Broker and Chief Executive Officer of Bancroft & Associates, a real estate investment and management firm Mr. Bancroft founded in 1981, representing over $250 million in sales, and has directed a portfolio of more than $500 million in property management. Mr. Bancroft is an entrepreneur and investment professional with more than thirty years of experience in domestic and international real estate.

Mr. Bancroft will serve as an Independent Director and Chairman of the Compensation Committee.

David Ide began serving as Founder, Chairman, and CEO of Modavox, Inc. in October of 2005 after he managed the transition of SurfNet Media into Modavox. Mr. Ide engineered accretive acquisitions of four companies for Modavox, formulated the integration processes, and enhanced the technology and intellectual property foundation. In July 2009 Mr. Ide developed and executed Modavox, Inc., acquisition of Augme Technologies, Inc. At that time, Mr. Ide was appointed to the new Board of Directors of Augme Technologies (NASDAQ:AUGT.OB) and became their Chief Strategy Officer where he continued to manage the forward vision and M&A strategies for the combined company. He resigned as an Officer & Director in August 2010, to engage full time on conversion and transaction technologies, but remained a consultant for that company through June 2011.

Mr. Ide is the named inventor on USPTO 7,653,544 “Method and apparatus for website navigation” and worked extensively with 7,269,636 “Method and a system for adding function to a web page. Mr. Ide is a partner in several technology companies and is the founder of Kino Interactive, AudioEye, LLC, SEFE, Inc. and serves the shareholders of SEFE, Inc., as a Director. In January 2011, Mr. Ide founded and became Chief Executive Officer of Spindle Mobile, Inc. a Delaware Company, a mobile conversion and transaction company, fortified by issued and pending United States Patents.

Family Relationships

None.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Audit Committee and Financial Expert

The Audit Committee is comprised of John Devlin and Glenn Bancroft.  Our audit committee's main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. The Company has determined Mr. Devlin an independent Director, is an audit committee financial expert.

Compensation Committee

The Compensation Committee is comprised of Glenn Bancroft and John Devlin. The purpose of the Compensation Committee is to aid the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Committee reviews, recommends and approves salaries and other compensation of Spindle’s executive officers, administers Spindle’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers), and administers the executive officer incentive plans.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our sole officer and director serves in all the above capacities.

Corporate Governance

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our directors perform the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are a development stage company.

Director Nomination Procedures

Nominees for Directors are identified and suggested by the members of the Board or management using their business networks. The Board has not retained any executive search firms or other third parties to identify or evaluate director candidates and does not intend to in the near future. In selecting a nominee for director, the Board or management considers the following criteria:

•

Whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to our affairs;

•

Whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

•

Whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to our current or future business, will add specific value as a Board member; and

•

Whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his service.

The Board or management has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather, the Board or management will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a Director. During 2010, we received no recommendation for Directors from our stockholders.

We will consider for inclusion in our nominations of new Board of Directors nominees proposed by stockholders who have held at least 1% of our outstanding voting securities for at least one year. Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources. Any stockholder who wishes to recommend for our consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to our Secretary at the following address: 6821 E. Thomas Road, Scottsdale, AZ 85251.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the last completed fiscal years ended December 31, 2010 and 2009 the cash compensation paid by the Company, as well as certain other compensation paid with respect to those years and months, to the Chief Executive Officer and, to the extent applicable, each of the three other most highly compensated executive officers of the Company in all capacities in which they served:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Mitch Powers	2010	0	0	0	0	0	0	0	0
President	2009	0	0	0	0	0	0	0	0

Stephanie Erickson	2010	0	0	0	0	0	0	0	0
Secretary and Treasurer	2009	0	0	0	0	0	0	0	0

Directors' Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as a director of our company.

Employment Contracts and Officers' Compensation

Since our incorporation, we have not paid any compensation to our officers, directors and employees.  We do not have employment agreements however, we expect to develop agreements with our management team in the near term.  All future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Stock Option Plan And Other Long-term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Through the year ended December 31, 2009, Mitch Powers, an officer and director of the Company, donated cash in the amount of $7,400.  The entire amount has been donated and is not expected to be repaid.

During the year ended December 31, 2010, an officer and director of the Company donated cash in the amount of $11,300.  The entire amount is considered to be additional paid-in capital. The entire amount has been donated and is not expected to be repaid.

As on February 24, 2011, an officer and director of the Company donated cash in the amount of $6,000.  The entire amount is considered to be additional paid-in capital. The entire amount has been donated and is not expected to be repaid.

Director Independence

We currently do have two independent directors, John Devlin and Glenn Bancroft, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Coyote Hills Golf, Inc.’s authorized capital stock consists of 300,000,000 shares of common stock, having a $0.001 par value per share and 50,000,000 shares of preferred stock, having a $0.001 par value per share.

The holders of our common stock:

•

Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

•

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of Coyote Hills Golf, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, Coyote Hills Golf, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of Coyote Hills Golf not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

Our independent stock transfer agent is Holladay Stock Transfer, Inc. Their mailing address is 2939 N. 67th Place, Suite C, Scottsdale, AZ 85251 and their phone number is (480) 481-3940.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Liability and Indemnification of Officers and Directors

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•

A breach of a director’s duty of loyalty to us or our stockholders;

•

Acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

•

A transaction from which a director received an improper benefit; or

•

An act or omission for which the liability of a director is expressly provided under Nevada law.

Our Articles of Incorporation and Bylaws require us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful.  Indemnification as provided in our Bylaws will be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct.  Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As a result of the Asset Purchase Agreement entered into on December 2, 2011, the Registrant issued an aggregate of 13,220,000 shares of common stock to Spindle Mobile, Inc.  The issuance of the shares to SMI was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The entity and its constituents are sophisticated investors who were familiar with the Registrant and its management and took the shares for investment without a view to distribution or resale.  All certificates issued contained a restrictive legend thereupon.

ITEM 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On December 2, 2011, the Board of Directors of the Registrant approved the dismissal of De Joya Griffith & Company, LLC, as its certifying independent registered public accountants.  On such same date, the Registrant dismissed De Joya Griffith & Company, LLC, as its independent registered public accountants.  None of the reports of De Joya Griffith & Company, LLC on the financial statements of the Registrant contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern paragraph in De Joya Griffith & Company, LLC's report on our financial statements as of and for the years ended December 31, 2010 and 2009.

During the Registrant’s two most recent fiscal years and during any subsequent interim periods preceding the date of termination, there were no disagreements with De Joya Griffith & Company, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to De Joya Griffith & Company, LLC's satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their report; and there were no "reportable events" as defined in Item 304 (a)(1) of the Securities and Exchange Commission's Regulation S-K.

On December 2, 2011, the Board of Directors of the Registrant approved the engagement of, and the Registrant did on such same date engage, Weaver & Martin, LLC, 411 Valentine, Suite 300, Kansas City, Missouri 64111, as its independent registered public accounting firm commencing December 2, 2011, for the fiscal year ended December 31, 2011.  During the two most recent years and the subsequent interim period through the date of engagement, neither the Registrant nor anyone engaged on its behalf has consulted with Weaver & Martin, LLC regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K).

The Registrant has furnished De Joya Griffith & Company, LLC with a copy of the disclosures under this Item 4.01 and has requested that De Joya Griffith & Company, LLC provide a letter addressed to the SEC stating whether or not they agree with the statements made herein or stating the reasons in which they do not agree.  The letter from De Joya Griffith & Company, LLC is filed herewith.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

On December 2, 2011, in connection with the Assets Purchase Agreement, the Registrant issued 13,220,000 shares of its common stock to SMI.  No other consideration was used by SMI.  Accordingly, after the issuances to SMI and the return and cancellation of an aggregate of 41,200,000 shares of common stock held by Mr. Powers, Ms. Erickson and Mr. Khatami, collectively, SMI became the majority shareholder of the Registrant, owning approximately 80% of the Registrant’s issued and outstanding common stock.  Mr. Powers and Ms. Erickson are no longer principal shareholders of the Registrant.  There is no arrangement between members of the former and current control group regarding election of directors or any other matters.

ITEM 5.02

Election of DirectorS

On December 2, 2011, Coyote Hills Golf, Inc.’s board of directors appointed Mr. Glenn Bancroft and Mr. David Ide, aged 56 and 37 respectively, as directors.  There are no family relationships between Mr. Bancroft, Mr. Ide, and any of the officers or directors of Coyote Hills Golf, Inc.

Glenn Bancroft is the Broker and Chief Executive Officer of Bancroft & Associates, a real estate investment and management firm Mr. Bancroft founded in 1981, representing over $250 million in sales, and has directed a portfolio of more than $500 million in property management. Mr. Bancroft is an entrepreneur and investment professional with more than thirty years of experience in domestic and international real estate.

Mr. Bancroft will serve as an Independent Director and Chairman of the Compensation Committee.

David Ide began serving as Founder, Chairman, and CEO of Modavox, Inc. in October of 2005 after he managed the transition of SurfNet Media into Modavox. Mr. Ide engineered accretive acquisitions of four companies for Modavox, formulated the integration processes, and enhanced the technology and intellectual property foundation.

In July 2009 Mr. Ide developed and executed Modavox, Inc., acquisition of Augme Technologies, Inc. At that time, Mr. Ide was appointed to the new Board of Directors of Augme Technologies (NASDAQ:AUGT.OB) and became their Chief Strategy Officer where he continued to manage the forward vision and M&A strategies for the combined company. He resigned as an Officer & Director in August 2010, to engage full time on conversion and transaction technologies, but remained a consultant for that company through June 2011.

Mr. Ide is the named inventor on USPTO 7,653,544 “Method and apparatus for website navigation” and worked extensively with 7,269,636 “Method and a system for adding function to a web page. Mr. Ide is a partner in several technology companies and is the founder of Kino Interactive, AudioEye, LLC, SEFE, Inc. and serves the shareholders of SEFE, Inc., as a Director. In January 2011, Mr. Ide founded and became Chief Executive Officer of Spindle Mobile, Inc. a Delaware Company, a mobile conversion and transaction company, fortified by issued and pending United States Patents.

Mr. Ide will serve as Chairman of the Board of Directors.

ITEM 5.03

AMENDMENT TO ARTICLES OF INCORPORATION

On December 2, 2011, the Registrant amended its articles of incorporation to change its name from Coyote Hills Golf, Inc. to Spindle, Inc.  Additionally, the Registrant increased its authorized capital from 100,000,000 shares of common stock, $0.001 par value, and 100,000,000 shares of preferred stock, $0.001 par value to 300,000,000 shares of common stock, $0.001 par value, and 50,000,000 preferred stock, $0.001 par value.  The actions were approved on November 11, 2011, by the consent of the majority stockholders, who represent 90% of the issued and outstanding common stock of the Registrant.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 8.01

OTHER EVENTS

On December 2, 2011, the Registrant effected a forward split of its Common Stock on the basis of four (4) “new”, post-split, shares for each one (1) “old”, pre-split, share issued and outstanding.  The 4:1 forward split was undertaken pursuant to written actions of the Board of Directors and a Majority of the Shareholders, without meetings, notice or vote as provided in applicable provisions of the Nevada Revised Statutes.  Implementation of the forward split required the written consent of at least a majority of the shares outstanding.  The controlling shareholders, holding 40,000,000 post-split adjusted shares (10,000,000 pre-split), or approximately 90% of the Registrant’s outstanding capital stock, sought and has consented to the 4:1 forward split.  Prior to the 4:1 split, the Registrant had 11,100,000 shares issued and outstanding; as of December 2, 2011, the effective date of the forward split, the Registrant had a total of 44,400,000 post-split shares outstanding.  The only effect of the forward split is a pro-rata four-fold increase in the number of shares held by stockholders.  The par value per share, present shareholder ownership percentage and proportional voting power will remain unchanged by the stock split.

ITEM 9.01

EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

10	Asset Purchase Agreement

16	Letter from De Joya Griffith & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINDLE, INC.
(Registrant)

Signature	Title	Date

/s/ Mitch Powers	President and CEO	December 2, 2011
Mitch Powers

/s/ Mitch Powers	Secretary	December 2, 2011
Mitch Powers

/s/ Mitch Powers	Chief Financial Officer	December 2, 2011
Mitch Powers